Calculation of Filing Fee Tables
S-3
Summit Hotel Properties, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)			$ 200,000,000.00			S-3	333-264796	05/09/2022	$ 18,540.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Omitted pursuant to Form S-3 General Instruction II.E. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) Includes rights to acquire Common Stock or Preferred Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[2]	(1) Omitted pursuant to Form S-3 General Instruction II.E. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) Includes rights to acquire Common Stock or Preferred Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[3]	(1) Omitted pursuant to Form S-3 General Instruction II.E. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[4]	(1) Omitted pursuant to Form S-3 General Instruction II.E. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. (5) The warrants covered by this Registration Statement may be preferred share warrants or common share warrants.

[5]	(1) Omitted pursuant to Form S-3 General Instruction II.E. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. (6) Each unit will be issued under a unit agreement and will represent an interest in one or more shares of common stock, shares of preferred stock and warrants, in any combination.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Sources	1	Summit Hotel Properties , Inc	S-3	333-264796		05/09/2022						$ 11,084.00
Fee Offset Sources	2	Summit Hotel Properties , Inc	S-3	333-264796		05/09/2022						$ 5,208.00
Fee Offset Sources		Summit Hotel Properties , Inc	S-3	333-231156		05/01/2019						$ 583.00
Fee Offset Sources		Summit Hotel Properties , Inc	S-3	333-212118		06/21/2016						$ 0.00
Fee Offset Sources		Summit Hotel Properties , Inc	S-3	333-187624		03/29/2013						$ 12,749.00
Offset Note
[1]	Summit Hotel Properties, Inc. (the "registrant") previously filed a prospectus supplement, dated May 9, 2022 to a prospectus, dated May 9, 2022, constituting part of its Registration Statement on Form S-3 (File No. 333-264796) (the "Prior Registration Statement") relating to the offer and sale of 15,864,674 common units that remain partially unsold, for which a filing fee of $13,589 was paid. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 12,940,877 unsold common units that had previously been registered under the Prior Registration Statement (the "Unsold Securities"). Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities and the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	The registrant previously filed a prospectus supplement, dated May 9, 2022 to a prospectus, dated May 9, 2022, constituting part of its Registration Statement on Form S-3 (File No. 333-264796) (the "Prior Registration Statement") and paid a registration fee relating to the offer and sale of shares of its Common Stock, $0.01 par value per share (the "Common Stock") with a proposed maximum aggregate offering price of up to $200,000,000 under its then current "at-the-market" program (the "2022 ATM Program"). As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $200,000,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $18,540 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement expired on May 9, 2025.